Exhibit 99.1

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER

AND FULL YEAR 2012

BEVERLY, Mass .—February 4, 2013— Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the fourth quarter and full year ended December 31, 2012. The Company reported fourth quarter revenue of $44.6 million, compared to $44.6 million for the third quarter of 2012.  Net loss for the quarter was $14.8 million, or ($0.14) per share, which included:  a $7.9 million gain from the sale of the Company’s dry-strip intellectual property and related assets to Lam Research Corporation in December 2012; a $13.4 million charge associated with an inventory write off; and $0.6 million of restructuring charges.  This compares to a net loss for the third quarter of 2012 of $8.7 million. Cash and cash equivalents were $45.0 million at December 31, 2012, which included $8.7 million from the sale of assets to Lam Research.

For the full year 2012, the Company reported revenue of $203.4 million, compared with $319.4 million for full year 2011. Net loss for the year was $34.0 million or ($0.32) per share.  This compares to net income for the full year 2011 of $5.1 million, or $0.05 per diluted share.  The full year 2012 results reflect the $7.9 million gain on the sale of assets to Lam Research, the $13.4 million charge associated with an inventory write off, and $4.2 million of restructuring charges.

Commenting on the Company’s performance, Chairman and CEO Mary Puma said, “Conditions during the fourth quarter remained challenging, pressuring both systems and GSS revenues.  Despite this, Axcelis generated cash from operations in the quarter, excluding the Lam transaction proceeds, and delivered financial operating results as expected.  We are committed to managing through the cycle with solid fiscal and operational management.  Our strong product portfolio and the opportunities from our collaborative relationship with Lam give Axcelis momentum entering 2013.”

Fourth Quarter and Full Year 2012 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the fourth quarter and full year 2012.  An audio webcast will be available on the Investor page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.713.4205 (1.617.213.4862 outside North America).  Participants calling into the conference call will be requested to provide the pass code 55840939. A webcast replay will be available on the Axcelis’ website for 30 days following the call.

Safe Harbor Statement

This press release and the announced conference call will contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all,  the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis

Axcelis Technologies, Inc. (Nasdaq: ACLS) headquartered in Beverly, Massachusetts, provides innovative, high-productivity solutions for the semiconductor industry. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. For more information, please visit: www.axcelis.com.

Company Contacts

Financial Community:

Jay Zager
978.787.9408

Editorial/Media Community:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Revenue
Product	$38,212	$52,037	$174,309	$287,324
Services	6,412	8,374	29,076	32,092
Total revenue	44,624	60,411	203,385	319,416
Cost of revenue
Product	38,902	31,408	123,593	181,241
Services	5,242	6,380	21,621	23,438
Total cost of revenue	44,144	37,788	145,214	204,679

Gross profit	480	22,623	58,171	114,737

Operating expenses
Research and development	8,402	12,140	40,401	47,176
Sales and marketing	7,604	6,524	25,889	29,255
General and administrative	5,943	5,245	26,554	31,174
Gain on sale of dry strip assets and intellectual property	(7,904)	—	(7,904)	—
Restructuring charges	558	—	4,169	—
Total operating expenses	14,603	23,909	89,109	107,605

Income (loss) from operations	(14,123)	(1,286)	(30,938)	7,132

Other income (expense)
Interest income	18	18	45	42
Other, net	(496)	342	(1,495)	297
Total other income (expense)	(478)	360	(1,450)	339

Income (loss) before income taxes	(14,601)	(926)	(32,388)	7,471

Income taxes	217	1,187	1,646	2,394

Net income (loss)	$(14,818)	$(2,113)	$(34,034)	$5,077

Net income (loss) per share
Basic	$(0.14)	$(0.02)	$(0.32)	$0.05
Diluted	$(0.14)	$(0.02)	$(0.32)	$0.05

Shares used in computing net income (loss) per share
Basic	107,910	106,476	107,619	106,234
Diluted	107,910	106,476	107,619	109,098

Axcelis Technologies, Inc.

Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Net income (loss)	$(14,818)	$(2,113)	$(34,034)	$5,077
Other comprehensive income:
Foreign currency translation adjustments	950	(431)	642	(1,465)
Actuarial net (loss) gain from pension plan	(399)	10	(399)	10
Comprehensive income (loss)	$(14,267)	$(2,534)	$(33,791)	$3,622

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$44,986	$46,877
Accounts receivable, net	24,843	35,071
Inventories, net	100,234	120,023
Restricted cash	106	—
Prepaid expenses and other current assets	5,056	10,062
Total current assets	175,225	212,033
Property, plant and equipment, net	34,413	37,204
Long-term restricted cash	—	104
Other assets	12,520	19,904
Total assets	$222,158	$269,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,166	$19,551
Accrued compensation	7,283	8,437
Warranty	1,700	3,556
Income taxes	278	495
Deferred revenue	6,423	10,786
Other current liabilities	3,932	4,647
Total current liabilities	29,782	47,472

Long-term deferred revenue	456	1,488
Other long-term liabilities	5,844	5,730
Total liabilities	36,082	54,690

Stockholders’ equity
Preferred stock	—	—
Common stock	108	107
Additional paid-in capital	504,643	499,332
Treasury stock	(1,218)	(1,218)
Accumulated deficit	(322,477)	(288,443)
Accumulated other comprehensive income	5,020	4,777
Total stockholders’ equity	186,076	214,555
Total liabilities and stockholders’ equity	$222,158	$269,245

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended
	December 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(34,034)	$5,077
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	6,877	8,497
Gain on sale of dry strip assets and intellectual property	(7,904)	—
Deferred taxes	834	585
Other	178	28
Stock-based compensation expense	3,976	4,687
Provision for excess inventory	14,492	1,015
Changes in operating assets and liabilities
Accounts receivable	10,478	22,692
Inventories	5,903	(11,870)
Prepaid expenses and other current assets	4,386	3,049
Accounts payable and other current liabilities	(13,490)	(17,940)
Deferred revenue	(5,396)	(4,006)
Income taxes	(225)	507
Other assets and liabilities	3,328	(8,788)
Net cash (used for) provided by operating activities	(10,597)	3,533

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	8,716	—
Expenditures for property, plant, and equipment	(591)	(2,124)
(Increase) decrease in restricted cash	(2)	3
Net cash provided by (used for) investing activities	8,123	(2,121)

Cash flows from financing activities
Financing fees and other expenses	—	(200)
Proceeds from exercise of stock options	968	288
Proceeds from Employee Stock Purchase Plan	331	503
Net cash provided by financing activities	1,299	591
Effect of exchange rate changes on cash	(716)	(869)
Net (decrease) increase in cash and cash equivalents	(1,891)	1,134
Cash and cash equivalents at beginning of period	46,877	45,743
Cash and cash equivalents at end of period	$44,986	$46,877